UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 16, 2012

INTERNATIONAL FUEL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-25367 (Commission File Number)	88-0357508 (I.R.S. Employer Identification No.)

7777 Bonhomme, Suite 1920 St. Louis, Missouri Address of principal executive offices)		63105 (Zip Code)

(314) 727-3333
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act.
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01                      Other Events.

On July 16, 2012, International Fuel Technology, Inc. (the “Company”) entered into a Letter of Intent (“LOI”) with Black Diamond Financial Group LLC (“Black Diamond”). Pursuant to the terms of the LOI, Black Diamond and its affiliates (the “Investors”) intend to invest up to $4,500,000 (the “Funding”) in the Company.

The LOI provides that the Investors will purchase restricted common shares of the Company and warrants to purchase additional restricted common shares of the Company, as well as fund a convertible loan (convertible into restricted common shares of the Company), all at fixed prices.

There is no variable rate component to the agreed upon financing.

The average price per share, assuming conversion of the convertible loan and exercise of all warrants, equates to approximately $0.12 per share.

Documentation is expected to be finalized in 30 days; however the Company expects to begin receiving a portion of the Funding immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 18, 2012

INTERNATIONAL FUEL TECHNOLOGY, INC.

By:                /s/ Jonathan R. Burst
Name:      Jonathan R. Burst
Title:        Chief Executive Officer